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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                            ------------------------

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                          TRUSTEE PURSUANT TO SECTION
                               305(B)(2) _______

                                _______________

                            THE CHASE MANHATTAN BANK

              (Exact name of trustee as specified in its charter)

                  NEW YORK                                     13-4994650
 (State of incorporation if not a national
                   bank)                          (I.R.S. employer identification No.)
              270 PARK AVENUE
             NEW YORK, NEW YORK                                  10017
  (Address of principal executive offices)                     (Zip Code)

                               William H. McDavid

                                General Counsel

                                270 Park Avenue

                            New York, New York 10017

                              Tel: (212) 270-2611

           (Name, address and telephone number of agent for service)

                            ------------------------

                                 HONEYWELL INC.

                             HONEYWELL FINANCE B.V.

               HONEYWELL CANADA LIMITED/HONEYWELL CANADA LIMITEE

              (Exact name of obligor as specified in its charter)

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
                  DELAWARE                                      41-0415010
               THE NETHERLANDS                                      N/A
               ONTARIO, CANADA                                      N/A
       (State or other jurisdiction of
       incorporation or organization)              (I.R.S. employer identification No.)
               HONEYWELL PLAZA
           MINNEAPOLIS, MINNESOTA                                  55408
                   1101 EA
     AMSTERDAM, Z.O.E., THE NETHERLANDS                             N/A
            155 GORDON BAKER ROAD
     NORTH YORK, ONTARIO, CANADA M2H 3N7                            N/A
  (Address of principal executive offices)                      (Zip Code)

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                                DEBT SECURITIES

                          GUARANTEE OF DEBT SECURITIES

                      (Title of the indenture securities)

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                                    GENERAL

ITEM 1.  GENERAL INFORMATION.

       Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

           New York State Banking Department, State House, Albany,
           New York 12110.

           Board of Governors of the Federal Reserve System,
           Washington, D.C., 20551

           Federal Reserve Bank of New York, District No. 2, 33
           Liberty Street, New York, N.Y.

           Federal Deposit Insurance Corporation, Washington, D.C.,
           20429.

    (b) Whether it is authorized to exercise corporate trust powers.

           Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

       If the obligor is an affiliate of the trustee, describe each such affiliation.

           None.

                                       2
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ITEM 16.  LIST OF EXHIBITS

    List below all exhibits filed as a part of this Statement of Eligibility.

    1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

    2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

    4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

    5.  Not applicable.

    6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    8.  Not applicable.

    9.  Not applicable.

                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 13th day of August, 1997.

                                          THE CHASE MANHATTAN BANK

                                          By:        /s/ JAMES P. FREEMAN

                                             -----------------------------------
                                          James P. Freeman
                                          Assistant Vice President

                                       3
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                             EXHIBIT 7 TO FORM T-1

BANK CALL NOTICE

Reserve District No. 2
Consolidated Report of Condition of

                            THE CHASE MANHATTAN BANK

of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 1997, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

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
                                                                                                    DOLLAR AMOUNTS
                                                                                                      IN MILLIONS
                                                                                                    ---------------
                                                      ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin..............................................     $  11,721
  Interest-bearing balances.......................................................................         3,473
Securities:
Held to maturity securities.......................................................................         2,965
Available for sale securities.....................................................................        35,903
Federal Funds sold and securities purchased under agreements to resell............................        24,025
Loans and lease financing receivables:
  Loans and leases, net of unearned income.............................................  $ 123,957
  Less: Allowance for loan and lease losses............................................      2,853
  Less: Allocated transfer risk reserve................................................         13
                                                                                         ---------
  Loans and leases, net of unearned income, allowance, and reserve................................       121,091
Trading Assets....................................................................................        54,340
Premises and fixed assets (including capitalized leases)..........................................         2,875
Other real estate owned...........................................................................           302
Investments in unconsolidated subsidiaries and associated companies...............................           139
Customers' liability to this bank on acceptances outstanding......................................         2,270
Intangible assets.................................................................................         1,535
Other assets......................................................................................        10,283
                                                                                                    ---------------
TOTAL ASSETS......................................................................................     $ 270,922
                                                                                                    ---------------
                                                                                                    ---------------
                                                    LIABILITIES
Deposits
  In domestic offices.............................................................................     $  84,776
    Noninterest-bearing................................................................  $  32,492
    Interest-bearing...................................................................     52,284
                                                                                         ---------
  In foreign offices, Edge and Agreement subsidiaries, and IBF's..................................        69,171
    Noninterest-bearing................................................................  $   4,181
    Interest-bearing...................................................................     64,990
Federal funds purchased and securities sold under agreements to repurchase........................        32,885
Demand notes issued to the U.S. Treasury..........................................................         1,000
Trading liabilities...............................................................................        42,538
Other Borrowed money (includes mortgage indebtedness and obligations under calitalized leases):
  With a remaining maturity of one year or less...................................................         4,431
  With a remaining maturity of more than one year.................................................           466
Bank's liability on acceptances executed and outstanding..........................................         2,270
Subordinated notes and debentures.................................................................         5,911
Other liabilities.................................................................................        11,575
TOTAL LIABILITIES.................................................................................       255,023
                                                                                                    ---------------
                                                  EQUITY CAPITAL
Perpetual Preferred stock and related surplus.....................................................             0
Common stock......................................................................................         1,211
Surplus (exclude all surplus related to preferred stock)..........................................        10,283
Undivided profits and capital reserves............................................................         4,941
Net unrealized holding gains (Losses) on available-for-sale securities............................          (552   )
Cumulative foreign currency translation adjustments...............................................            16
TOTAL EQUITY CAPITAL..............................................................................        15,899
                                                                                                    ---------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND EQUITY CAPITAL................................  $    270,922
                                                                                                    ---------------
                                                                                                    ---------------
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    I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                                         JOSEPH L. SCLAFANI

    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

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
WALTER V. SHIPLEY
THOMAS G. LABRECQUE                                                   DIRECTORS
WILLIAM B. HARRISON, JR.
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